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                             FORM OF PROXY CARD                     EXHIBIT 99.3

                          FAIRFIELD COMMUNITIES, INC.

          This Proxy is Solicited on Behalf of the Board of Directors
         of Fairfield Communities, Inc. for Use at the Special Meeting
          of Stockholders to be held on  ______________________, 1997.

The undersigned hereby appoints John W. McConnell and Marcel J. Dumeny, and each of them, jointly and severally and with full power of substitution, as Proxies to vote, as designated below, all common stock of Fairfield Communities, Inc. (the "Company") owned by the undersigned at the Special Meeting of Stockholders to be held on _______________, ______, 1997 at 9:00 a.m. Central Time at The
Capital Hotel, 111 West Markham Street, Little Rock, Arkansas, and at any and all postponements and adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION FOR VOTING IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSAL NO. 1, THE APPROVAL OF THE ISSUANCE OF UP TO 5,826,281 SHARES (THE "ISSUANCE OF FAIRFIELD COMMON STOCK") OF COMMON STOCK, PAR VALUE $.01 PER SHARE, OF THE COMPANY ("FAIRFIELD COMMON STOCK"), "FOR" PROPOSAL NO. 2, THE APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF THE COMPANY (THE "CERTIFICATE AMENDMENT") TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF FAIRFIELD COMMON STOCK TO 100,000,000, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSON OR PERSONS VOTING THE PROXY WITH RESPECT TO ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

THE EFFECTIVENESS OF PROPOSAL NO. 1 IS CONDITIONED UPON THE APPROVAL OF PROPOSAL
                                     NO. 2.
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                                  REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 1, THE ISSUANCE OF FAIRFIELD COMMON STOCK, AND "FOR" PROPOSAL NO. 2, THE CERTIFICATE AMENDMENT.

1.  Approval of the issuance of up to 5,826,281          FOR  AGAINST  ABSTAIN
    shares of Fairfield Common Stock.                    [_]    [_]      [_]


2.  Approval of the amendment to the Certificate of      FOR  AGAINST  ABSTAIN
    Incorporation of the Company to increase the         [_]    [_]      [_]
    authorized number of shares of Fairfield Common
    Stock to 100,000,000.


                                 Please complete, date, sign and return this proxy promptly in the enclosed envelope. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signing on behalf of a corporation, please sign in full corporate name by an authorized officer. If shares are registered in more than one name, all holders must sign. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and the Joint Proxy Statement/Prospectus dated _____________, 1997.


Signature:______________________________ Date: __________________

Signature:______________________________ Date: __________________